                                                                   EX-99.g.1.xi

                                    AMENDMENT

                                 [JPMORGAN LOGO]

JPMORGAN CHASE BANK
4 New York Plaza
New York, NY 10004

As of April 27, 2005

The UBS Funds
One North Wacker Drive
Chicago, IL 60606

         RE: AMENDMENT TO THE MULTIPLE SERVICES AGREEMENT SECURITIES LENDING
             AUTHORIZATION DATED JULY 15, 1997 - TO REFLECT TE ADDITION OF SERIES, NAME CHANGES TO SERIES AND ELIMINATION OF SERIES

Dear Sirs:

We refer to the Amendment to the Multiple Services Agreement Securities Lending Authorization dated July 15, 1997 (the "Securities Lending Authorization") between JPMorgan Chase Bank (the "Custodian"), as successor to the Morgan Stanley Trust Company, and The UBS Funds (the "Client"). The parties hereby agree as follows:

         1. Schedule A is replaced in its entirety with Schedule A attached hereto.

The Multiple Services Agreement, as amended by this letter amendment, shall continue in full force and effect.

Please evidence your acceptance of the terms of this letter by signing below and returning one copy to _____________________, J.P. Morgan Investor Services Co., 73 Tremont St., Boston, MA 02108.

                                            Very truly yours,

                                            JPMORGAN CHASE BANK

                                            By:
                                               --------------------------------
                                                Name:
                                                Title: Vice President

Accepted and Agreed:

THE UBS FUNDS

By:
   ------------------------------
Name: Joseph Malone
Title: Treasurer and Principal Accounting Officer

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                                   SCHEDULE A

                                         MAXIMUM PERMISSIBLE                           MAXIMUM PERMISSIBLE
                                           LOAN PERCENTAGE -                            LOAN PERCENTAGE -
ACCOUNT                                        TOTAL FUND                                  SINGLE ISSUE
-------                                     -------------------                        --------------------
THE UBS FUNDS

UBS U.S. Bond Fund                          33 1/3% of total assets

UBS High Yield Fund                         33 1/3% of total assets

UBS U.S. Large Cap Equity Fund              33 1/3% of total assets

UBS U.S. Large Cap Value Equity Fund        33 1/3% of total assets

UBS U.S. Large Cap Growth Fund              33 1/3% of total assets

UBS U.S. Small Cap Growth Fund              33 1/3% of total assets

UBS U.S. Small Cap Equity Fund              33 1/3% of total assets

UBS U.S. Real Estate Equity Fund            33 1/3% of total assets

UBS Global Allocation Fund                  33 1/3% of total assets

UBS Global Equity Fund                      33 1/3% of total assets

UBS Global Bond Fund                        33 1/3% of total assets

UBS International Equity Fund               33 1/3% of total assets

UBS Emerging Markets Debt Fund              33 1/3% of total assets

UBS Emerging Markets Equity Fund            33 1/3% of total assets

UBS Dynamic Alpha Fund                      33 1/3% of total assets

UBS Absolute Return Bond Fund               33 1/3% of total assets

* U.S. Equity Securities                                                                               80%
* All other Securities                                                                                100%
